Exhibit 3.1

THIS ADJUSTABLE RATE PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS.  THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, RESOLD, OFFERED FOR SALE OR RESALE, PLEDGED OR HYPOTHECATED (COLLECTIVELY, “TRANSFERRED” OR, A “TRANSFER”) IN THE ABSENCE OF A REGISTRATION OR QUALIFICATION WITH RESPECT TO THIS NOTE UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER (AS DEFINED BELOW) THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE MAY NOT (EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES) BE TRANSFERRED WITHOUT THE CONSENT OF THE BORROWER, WHICH MAY BE WITHHELD IN THE BORROWER’S SOLE DISCRETION.

ADJUSTABLE RATE PROMISSORY NOTE

PRINCIPAL: $
EFFECTIVE DATE:
SERIES :  _____________________________________

Borrower:	CNote Group, Inc., a Delaware corporation (the “Borrower” or “CNote”)
Lender:	The investor listed on the signature page hereto (the “Lender”)

1.	Promise of Payment.

FOR VALUE RECEIVED, the Borrower hereby promises to pay to the Lender in U.S. dollars an amount equal to the principal sum shown above (the “Principal”) and the Interest (as defined in Section 2), as set forth below and subject to the conditions and limitations on payment described below (according to the Payment Schedule (as defined below)).

The Borrower shall be entitled to use the Principal to make loans time to time to its Community Development Financial Institution partners (each, a “CDFI Loan” and, collectively, the “CDFI Loans”). Notwithstanding anything to the contrary contained herein, the Amount Owed (as defined below) on this Note shall be payable by the Borrower and the Lender shall have recourse to any other assets of the Borrower in order to secure repayment. This Note shall be designated to be part of a Series of Notes issued on the Borrower on the date hereof.

2.	Interest.

Beginning with the date that the Principal has been applied to a CDFI Loan (the “Accrual Date”), this Note shall bear interest according to the terms of this Section 2 (the “Interest”).

(a)  Unless otherwise adjusted pursuant to Section 2(b) or 2(c), the rate of Interest shall be two-and-one-half percent (2.50%) per annum (the “Interest Rate”).

(b) Notwithstanding anything in this Note to the contrary, the Interest Rate shall be subject to adjustment, from time to time, at the discretion of the Borrower to reflect any changes to the interest rate on the CDFI Loans; provided, however, that the Interest Rate shall not be less than the minimum rate allowed by applicable law as of the date of such adjustment.  Any adjustments shall be made on a Series-wide basis.

Promissory Note
CNote Group, Inc.

(c)  Subject to Section 2(b), the Interest Rate shall be two-and-three-quarters percent (2.75%) if, within twelve (12) months after the Effective Date, the Lender refers three (3) individuals to CNote, provided that such individuals are not existing lenders on the CNote platform and that such individuals open and fund a CNote account with at least one thousand dollars ($1,000).

(d) Any unpaid Interest (together with the Principal, the “Amount Owed”) shall be compounded annually.

3.	Payment of Principal and Accrued Interest.

(a)  Unless prepaid pursuant to Section 4, accelerated pursuant to Section 5, or earlier withdrawn pursuant to Section 6, the Amount Owed, subject to the adjustment described in Section 1, shall be due and payable to the Lender according to the following schedule (the “Payment Schedule”):

(i)          The Lender may elect to receive the Interest on a monthly basis, in which case the Interest shall be due every successive calendar month after the Accrual Day until the Principal is paid in full, and the Principal shall be due thirty (30) months after the Accrual Date (the “Maturity Date”).

(ii)          If the Lender does not make the election described in Section 3(a)(i), the Amount Owed shall be due on the Maturity date.

There shall be no penalty for payment by the Borrower after the Maturity Date, but Interest shall continue to accrue until payment of the Note is complete.

(b)          All U.S. dollar amounts used in or resulting from the calculation of the Amount Owed shall be rounded to the nearest cent (with one-half cent being rounded upward).

4.	Prepayment.

The Borrower shall have the right, in its sole discretion, at any time and from time to time, to prepay the Amount Owed, in whole or in part, without the need to provide advance notice. There shall be no premium or penalty for prepayment pursuant to this Section 4 of the Amount Owed.

5.	Acceleration of Note.

The Lender may declare this Note immediately due and payable upon the occurrence of any of the following events: the insolvency of the Borrower, he commission of any act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, the filing by or against the Borrower of any petition in bankruptcy or any petition for relief under bankruptcy laws for the relief of debtors and the continuation of such petition without dismissal of a period of thirty (30) days or more, or the appointment of a receiver or trustee to take possession of any property or assets of the Borrower.

Promissory Note
CNote Group, Inc.

6.	Withdrawal of Amount Owed by the Lender.

At any time prior to repayment of the Amount Owed, including prior to the Maturity Date, provided that funds are available to the Company through the liquidity provided by CDFI Loans, the Lender may withdraw up to ten percent (10%) of the Amount Owed in each fiscal quarter according to the terms of this Section 6 (each, a “Withdrawal Request”), subject to the terms of this Section 6 below.

(a)  A Withdrawal Request for any given fiscal quarter must be submitted at least thirty (30) calendar days prior to the last day of the fiscal quarter, either via the Lender’s CNote account page available at www.mycnote.com or by email to support@mycnote.com. Any Withdrawal Request submitted less than thirty (30) calendar days prior to the last day of the fiscal quarter shall be applied to the following quarter.  The Withdrawal Request must clearly identify the Lender and the withdrawal amount.

(b)  The Borrower shall honor any Withdrawal Request timely submitted pursuant to Section 6(a) by transferring the requested amount to the bank account designated by the Lender no later than ten (10) business days after the end of the fiscal quarter.

(c)  For the avoidance of doubt, it is agreed that fiscal quarters shall end on March 31, June 30, September 30, and December 31 of that respective year.

(d)  Withdrawal Requests are subject to the receipt of available funds from CDFI Loans and other available cash to the Company.  Withdrawal Requests are subject to reduction on a pro rata basis among all requested withdrawals from the Series of which this Note forms a part.

7.	Compliance with Securities Laws.

The Lender represents and warrants to the Borrower that the Lender: (i) has sufficient knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in this Note; (ii) is able to protect its interests and fend for itself in the transaction contemplated by this Note; (iii) has the ability to bear the economic risks of its investment; and (iv) is acquiring this Note for the Lender’s own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.

8.	Dispute Resolution.

The parties hereto agree to resolve any dispute related to or arising out of this Note according to the dispute resolution procedures set forth in sections 16 (“Binding Arbitration”), 17 (“Class Action Waiver”), and 18 (“Exceptions to Arbitration”) of the CNote Terms of Use available at www.mycnote.com (the “CNote Terms”), which terms are incorporated by reference herein.

9.	Governing Law; Venue.

This Note shall be governed by the laws of the State of California, without regard to conflict of law provisions. In the event that the dispute resolution procedures in Section 8 are found not to apply to a given claim, any judicial proceeding will be brought in the state courts of San Francisco County, California. Both parties hereto consent to venue and personal jurisdiction there.

Promissory Note
CNote Group, Inc.

10.	Miscellaneous.

This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither parties hereto may assign its rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other party, except that the Borrower may assign this Note in its entirety, without consent of the Lender, to its parent, subsidiary, or affiliate or in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of its assets. This Note and the CNote Terms set forth the entire agreement and understanding of the parties hereto relating to the relationship between the Lender and the Borrower and supersedes all prior or contemporaneous discussions, understandings, and agreements, whether oral or written, between the parties hereto relating to the subject matter of this Note. No terms in this Note may be changed except by an amendment or separate agreement executed in writing by an authorized representative of both parties hereto. Failure by either party hereto to enforce its rights under this Note shall not be deemed to constitute a waiver of its rights to enforce the same or any other provision under this Note. No waiver shall be effective unless made in writing and signed by an authorized representative of the waiving parties hereto. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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Promissory Note
CNote Group, Inc.

THE PARTIES HERETO HAVE READ AND UNDERSTOOD THE TERMS OF THIS NOTE AND AGREE TO THEM AS OF THE EFFECTIVE DATE WRITTEN ABOVE.

THE BORROWER: CNote Group, Inc. By: _________________________ Name: Yuliya Tarasava Title: Secretary	THE LENDER: Name: _______________________ _____________________________ (Signature) Address: _____________________________ _____________________________

Promissory Note
CNote Group, Inc.
Signature Page